Exhibit 5.1




                                  July 12, 2002



AJW Partners, LLC
AJW/New Millennium Offshore, Ltd.
Pegasus Capital Partners, LLC
1044 Northern Boulevard
Roslyn, New York  11576

         Re:      e resources inc
                  ---------------

Ladies and Gentlemen:

We have acted as counsel to e resources inc, a Utah corporation (the "Company"), in connection with the Securities Purchase Agreement dated as of July 12, 2002, between you and the Company (the "Purchase Agreement") and the transactions contemplated therein. The Purchase Agreement contemplates the Company's sale, and your purchase, of the following (i) Secured Convertible Debentures in the aggregate principal amount of up to $600,000 (collectively, the "Debentures") and (ii) warrants (collectively, the "Warrants") to purchase in the aggregate up to 2,400,000 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"). The Purchase Agreement also contemplates that the Company enter into the following documents: (i) the Registration Rights Agreement among the Company and the Buyers (the "Registration Agreement"), (ii) the Security Agreement among the Company and the Buyers (the "Security Agreement"), (iii) the Guaranty and Pledge Agreements among the Company, the pledgors and the Buyers (the "Pledge Agreements"), and that the Company provide to its transfer agent those certain Irrevocable Transfer Agent Instructions (the "Instructions"), each dated as of even date with the Purchase Agreement. The Purchase Agreement, the Debentures, the Warrants, the Registration Agreement, the Security Agreement, the Pledge Agreements and the Instructions are hereinafter referred to collectively as the "Transaction Agreements". Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

         In so acting, we have examined (i) the Transaction Agreements, (ii) the Company's Articles of Incorporation, as in effect on the date hereof (the "Articles of Incorporation"), and (iii) the Company's Bylaws, as in effect on the date hereof (the "Bylaws"), and we have examined and considered such corporate records, certificates and matters of law as we have deemed appropriate as a basis for our opinions set forth below.

         Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

AJW Partners, LLC
AJW/New Millennium Offshore, Ltd.
Pegasus Capital Partners, LLC
1044 Northern Boulevard
Roslyn, New York  11576
Page 2

     (1) The Company and its subsidiary (i) are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, (ii) have all requisite corporate power and authority to conduct their business as described in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 (the "Form 10-KSB"), as amended, and (iii) except for the Company not having a certificate of authority to do business in Florida, are duly qualified as a foreign corporation to do business in each jurisdiction in which the nature of the business conducted by them makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect.

     (2) (i) Subject to the Inadequate Capitalization Disclosure (defined below), the Company has the requisite corporate power and authority to enter into and perform the Transaction Agreements, to issue the Debentures, Warrants, and Conversion Shares in accordance with the terms of the Debentures and Warrants, and the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants, (ii) subject to the Inadequate Capitalization Disclosure (defined below), the execution and delivery of the Transaction Agreements by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its shareholders is required, (iii) the Transaction Agreements have been duly executed and delivered by the Company, and (iv) the Transaction Agreements constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by the Inadequate Capitalization Disclosure, applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application and subject to the limitation that the indemnification and contribution provisions of the Registration Agreement may be unenforceable as a matter of public policy.

     (3) Subject to the Inadequate Capitalization Disclosure, the Conversion Shares and Warrant Shares are duly authorized and, upon issuance in accordance with the terms and conditions of the Debentures and the Warrants (as applicable) will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. The terms and conditions of the Debentures are as set forth in the Debentures and the terms and conditions of the Warrants are as set forth in the Warrants. Subject to the Inadequate Capitalization Disclosure, a number of shares of Common Stock sufficient to meet the Company's obligations to issue Common Stock upon full conversion of the Debentures and full exercise of the Warrants has been duly reserved.

     (4) As of the date hereof, the authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, $0.001 par value, of which, to our knowledge,

AJW Partners, LLC
AJW/New Millennium Offshore, Ltd.
Pegasus Capital Partners, LLC
1044 Northern Boulevard
Roslyn, New York  11576
Page 3

124,678,227 shares are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights of the shareholders of the Company pursuant to the Articles of Incorporation or Bylaws or by statute or pursuant to any agreement by which the Company is bound of which we are aware, and to our knowledge are not subject to any liens or encumbrances. To our knowledge and without an independent investigation, except as disclosed in Schedule 3(c) of the Disclosure Schedules to the Purchase Agreement and except for the rights of the Buyers under certain debentures and warrants dated May 8, 2001, July 30, 2001, and March 29, 2002 issued pursuant to that certain Securities Purchase Agreement dated May 8, 2001, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or its subsidiary, or arrangements by which the Company or its subsidiary is or may become bound to issue additional shares of capital stock of the Company or its subsidiary, (ii) there are no agreements or arrangements under which the Company or its subsidiary is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Agreement), and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Debentures, Warrants, the Conversion Shares or Warrant Shares.

     (5) The Company meets the eligibility requirements for the use of Form SB-2 for the registration of the Conversion Shares and Warrant Shares.

     (6) Based upon your representations, warranties and covenants set forth in the Agreement, the Securities may be issued to you without registration under the 1933 Act.

     (7) Other than necessary approvals that have been obtained, no authorization approval or consent of any court, governmental body, regulatory agency, self-regulatory organization or stock exchange or market or the shareholders of the Company or, to our knowledge, any third party is required to be obtained by the Company for the issuance and sale of the Securities as contemplated by the Transaction Agreements, the Debentures or the consummation of the other transactions contemplated thereby.

     (8) To our knowledge, other than as disclosed in the Disclosure Schedules to the Purchase Agreement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or threatened against or affecting the Company or its subsidiary, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of or the authority or ability of the Company to perform its obligations under the Transaction Agreements or the Debentures.

AJW Partners, LLC
AJW/New Millennium Offshore, Ltd.
Pegasus Capital Partners, LLC
1044 Northern Boulevard
Roslyn, New York  11576
Page 4

     (9) To our knowledge, subject to the Inadequate Capitalization Disclosure, the Company is not in violation of any term of the Articles of Incorporation or Bylaws. To our knowledge, neither the Articles of Incorporation nor the Bylaws of the Company are in violation of the Utah Business Corporation Law. Subject to the Inadequate Capitalization Disclosure, the execution, delivery and performance of and compliance with the terms of the Transaction Agreements and the issuance of the Debentures and Warrants (and the Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants), do not violate any provision of the Articles of Incorporation or Bylaws or, to our knowledge, any provision of any applicable federal or state law, rule or regulation. To our knowledge, the execution, delivery and performance of and compliance with the Transaction Agreements and the issuance of the Debentures and Warrants (and the Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants) have not resulted and will not result in any violation of, or constitute a default under (or an event which with the passage of time or the giving of notice or both would constitute a default under), or result in the creation of any lien, security interest or encumbrance on the assets or properties of the Company pursuant to any contract, agreement, instrument, judgment or decree binding upon the Company which, individually or in the aggregate, would have a Material Adverse Effect.

     (10) The provisions of the Security Agreement are effective to create enforceable security interests in favor of the Secured Party named therein in all of the collateral described therein that is of the type in which a security interest can be created under Article 9 of the Uniform Commercial Code (collectively, the "Filing Collateral"). Insofar as perfection can be accomplished only by the filing of financing statements under the Uniform Commercial Code, upon the filing and proper indexing of the Financing Statements, the Secured Party will have a perfected security interest in such Filing Collateral as to which the security interest in favor of the Secured Party has attached.

         These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by an other person, except that the opinions expressed in paragraphs (3) and (6) above may be relied upon by Colonial Stock Transfer, as Transfer Agent.

         The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

     (a) We have assumed the genuineness of all signatures, the authenticity of all Transaction Agreements submitted to us as originals, the conformity with originals of all Transaction

AJW Partners, LLC
AJW/New Millennium Offshore, Ltd.
Pegasus Capital Partners, LLC
1044 Northern Boulevard
Roslyn, New York  11576
Page 5

Agreements submitted to us as copies, the authenticity of certificates of public officials and the due authorization, execution and delivery of all Transaction Agreements (except the due authorization, execution and delivery by the Company of the Transaction Agreements).

     (b) We have assumed that each of the parties to the Transaction Agreements other than the Company (the "Other Parties") has the legal right, capacity and power to enter into, enforce and perform all of its obligations under the Transaction Agreements. Furthermore, we have assumed the due authorization by each of the Other Parties of all requisite action and the due execution and delivery of the Transaction Agreements by each of the Other Parties, and that the Transaction Agreements are valid and binding upon each of the Other Parties and are enforceable against each Other Party in accordance with their terms.

     Since the date of the filing of the Company's Form 10-KSB for the fiscal year ended December 31, 2001, although we have not engaged in any independent investigation, and do not assume any responsibility for the accuracy or completeness of the information contained therein, nothing has come to our attention that would lead us to believe that such Form 10-KSB contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, as of its filing date with the Securities and Exchange Commission.

     (c) In furnishing the opinion regarding the valid existence and good standing of the Company, we have relied solely upon an existence certificate issued by the Secretary of State of Utah on July 3, 2002 and the representations of the Chief Executive Officer of the Company, Kenneth W. Brand, pursuant to a certificate executed by him dated July 12, 2002. The Utah Tax Commission has represented to us that it is unable to provide the Company with proof of good standing for franchise tax purposes by July 12, 2002. Kenneth W. Brand has represented that (i) he has no reason to believe that the Company is not in good standing with the State of Utah for franchise tax purposes, (ii) there were no franchise taxes due and owing by the Company to the State of Utah through July 12, 2002, and (iii) the Company has received no notice of any taxes due from the State of Utah, and we rely on these representations in furnishing this opinion.

     (d) The Company does not have an adequate number of shares of Common Stock authorized by its Articles of Incorporation to issue (a) all of the remaining conversion shares and warrant shares to be issued pursuant to the debentures and the warrants dated May 8, 2001, July 30, 2001, and March 29, 2002, respectively, and (b) the Conversion Shares and the Warrant Shares to be issued pursuant to the Debentures and Warrants dated July 12, 2002. The Company is obligated to implement a reverse stock split if required by the Buyers. Otherwise, Company would need to amend its Articles of

AJW Partners, LLC
AJW/New Millennium Offshore, Ltd.
Pegasus Capital Partners, LLC
1044 Northern Boulevard
Roslyn, New York  11576
Page 6

Incorporation in order to increase its authorized capital stock, which requires shareholder approval. For purposes of this letter, the foregoing situation is referred to as the "Inadequate Capitalization Disclosure".

     (e) This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or its subsidiary or any other person, or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

     (f) The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing regardless of whether enforcement is sought in a proceeding at law or in equity; (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) federal and state securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

     (g) We have assumed that the Company will at all times strictly comply with the covenants set forth in the Transaction Documents.

     (h) As of the date of this letter, the business operations of the Company's subsidiary have ceased.

     The qualification of any opinion or statement herein by the use of the words "to our knowledge" or "known to us" means that during the course of representation as described in this opinion letter, no information has come to the attention of the attorneys in this firm involved in the transactions described which would give such attorneys current, actual knowledge of the existence of the facts so qualified. We have not undertaken any special investigation to determine the existence of such facts, nor have we conducted any search of any indexes, dockets or other records of any federal, state or local court, administrative agency or body or of any arbitrator and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

AJW Partners, LLC
AJW/New Millennium Offshore, Ltd.
Pegasus Capital Partners, LLC
1044 Northern Boulevard
Roslyn, New York  11576
Page 7

     We are members of the Bar of the State of Texas only, and do not purport to be experts on, generally familiar with, or qualified to express legal conclusions based on, nor do we express any opinions based on, laws of states or jurisdictions other than the State of Texas and the federal securities laws of the United States.

     This opinion is provided to you in connection with the transactions contemplated hereby and, without our prior written consent, may not be relied upon by any person, firm or entity whatsoever other than you and your counsel.




                                     Very truly yours,


                                     /s/ Hallett & Perrin, P.C.
                                     --------------------------
                                     HALLETT & PERRIN, P.C.